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A link to the following article has been posted on the intranet and website of
Willamette Industries, Inc. accompanied by a legend which complies with Rule 14a-12(a)(ii) of the Securities Exchange Act of 1934, as amended:


Mill closures likely to follow Willamette takeover

By Joe Harwood, The Register-Guard, Eugene, Ore.

   How does Steve Rogel define "rationalization?" The answer could have profound economic effects in Lane County and throughout Oregon.
   Rogel, CEO of Weyerhaeuser Co., used the term last November in his pitch to buy Portland-based Willamette Industries Inc. for $7.1 billion, merge the companies and streamline operations.
   Rogel was commenting on the overcapacity in the lumber and paper industries that in recent years has generated more wood and paper than markets can absorb. The glut has pushed down prices and profits.
   Prices for many grades of framing lumber, for example, are at their lowest in a decade, due to overproduction in the United States and in Canada.
   The remedy is simple: Curb output. Doing so on a scale the size of a Weyerhaeuser-Willamette combination would be likely to bring some stability to the volatile and fragmented wood products commodities markets--and help wood products companies make higher profits.
   "It's a matter of responsible production capacity," Rogel said recently. Getting there means "rationalizing"--or cutting--the production system.
   Which operations would become "rationalized" if Weyerhaeuser prevails in its hostile takeover bid of Willamette is information the company is keeping under wraps. Willamette employs about 3,600 workers in Oregon.
   "In every case you make a decision based on economics," Rogel said. "You look at plants that are inefficient or too small."
   Rogel maintains that Oregon would not bear the brunt of cost-cutting. Weyerhaeuser has said it would cut costs so that after three years, it had trimmed annual operating expenses of the combined entity by $300 million a year.
   Rogel said he has made no decisions on closures, though he did signal that closures would occur.
   Duane McDougall, Willamette's chief executive, has speculated that layoffs and plant closures in Oregon would follow any merger.
   "There would be significant impacts in the communities where we have operations," McDougall has said.
   As part of its effort to rebuff Weyerhaeuser, Willamette has portrayed the takeover as a mill-closing, community-wrecking transaction.
   Weyerhaeuser has said it would extract 40 percent of the $300 million in annual savings from wood products businesses. The remainder would come from other manufacturing and from administration.
   Overlapping operations always are the first target after mergers. Asset sales typically follow.
   An obvious target is Willamette's 420-worker headquarters in Portland.
   The next logical step for closure or sale would be Willamette's panel



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businesses, primarily plywood plants. Willamette is one of the nation's top panel producers.
     Weyerhaeuser has sold or closed all of its West Coast plywood mills, and has exited the particleboard market. In 1999, it sold four particleboard plants to SierraPine Ltd.
     Construction grade plywood in the past several years has been supplanted by oriented strand board for such uses as sheathing and sub-flooring. Plywood cannot compete with the much less expensive OSB in these areas.
     Willamette operates plywood mills at three locations in Oregon:
Springfield, Albany and Foster.
     "It would appear to me, based on the roads Weyerhaeuser has taken in the past, that they are going to be getting rid of some Willamette panel plants," said Paul Ehinger, a Eugene wood products analyst.
     Shedding some of those plants "almost has to be in their plans," he said. In addition to its 130-worker plywood plant in Springfield, Willamette maintains a 70-employee fiberboard plant in west Eugene.
     When Weyerhaeuser sold its particleboard operations in 1999, the company said it decided to do so because its operations were not large enough to be competitive.
     Though Rogel isn't high on the future of plywood for uses in which OSB can be substituted, he did say that there is money to be made in appearance-grade, clear-grain plywood. The breadth or strength of that of that market is unclear.
     Other possible ramifications for Oregon if the deal goes through include sawmills and engineered wood products.
     Willamette operates sawmills in Coburg and Lebanon. Weyerhaeuser operates a highly efficient sawmill in Cottage Grove--the company's last softwood sawmill in Oregon.
     Taking at face value Rogel's comments on overproduction and the need to curb capacity in order to stabilize the market, it is not unreasonable to speculate that one of the local Willamette sawmills may be destined for closure or sale.
     Then there's Willamette's 106-employee laminated beam plant in Vaughn, 25 miles southwest of Eugene. Weyerhaeuser last year bought engineered wood products maker Trus Joist MacMillan for $720 million. With a Trus Joist plant in Eugene that makes laminated beams, the Vaughn facility could be considered an overlapping, and thus expendable, operation.
     Amid all this uncertainty, one thing is clear: The public won't know about closures until well after any takeover is complete. And that takeover fight could drag on for months or even years.

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This article was written by Joe Harwood and published in The Register-Guard on
February 19, 2001. The publisher has consented to the posting of a link to this article on the Company's website.